Exhibit 21.1

The following table lists subsidiaries of the issuer, Amersin Life Sciences Corporation:

Subsidiary Name	Country of Incorporation	Ownership Percentage
Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd.	China	60%